Exhibit 99.3

Compass Diversified Holdings

PRO FORMA CONSENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

The following unaudited pro forma condensed combined financial statements, give effect to the acquisition of approximately 90% of CamelBak Products, LLC (“CamelBak”) with a total enterprise value of approximately $245.0 million, including $10.1 million of cash and working capital adjustments, as further described on Form 8-K that we filed on August 25, 2011.

The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and for the six months ended June 30, 2011, give effect to the acquisition of CamelBak as if it had occurred on January 1, 2010. The pro forma balance sheet as of June 30, 2011 gives effect to the acquisition of CamelBak as if it were completed on June 30, 2011.

The “as reported” financial information for CamelBak is derived from historical financial statements of CamelBak for comparable periods, which are included elsewhere in this form 8-K. The “as reported” financial information for Compass Diversified Holdings (the “Company”) is derived from the audited financial statements of the Company as of December 31, 2010 and for the year ended December 31, 2010 as filed on Form 10-K dated March 10, 2011, and the unaudited financial statements of the Company as of June 30, 2011 and for the six months ended June 30, 2011 as filed on Form 10-Q dated August 9, 2011.

Assumptions underlying the pro forma adjustments necessary to reasonably present this unaudited pro forma condensed combined financial information are described in the accompanying notes. The pro forma adjustments described in the accompanying notes have been made based on available information and, in the opinion of management, are reasonable. The preliminary purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values as of the completion of the acquisition. The unaudited pro forma condensed combined statements of income reflect the effects of applying certain preliminary purchase accounting adjustments to the historical consolidated results of operations, including items expected to have a continuing impact on the consolidated results, such as depreciation and amortization on acquired tangible and intangible assets. The unaudited pro forma condensed combined statement of income does not include certain items such as the impact on cost of goods sold resulting from the fair value adjustment to inventory and transaction costs related to the acquisition. A full and detailed valuation of CamelBak’s assets and liabilities is being completed and certain information and analyses remains pending at this time. The final purchase price allocation is subject to the final determination of the fair values of assets acquired and liabilities assumed and, therefore, that allocation and the resulting effect on income from operations may differ materially from the unaudited pro forma amounts included herein.

The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the consolidated results of operations. The unaudited pro forma condensed combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the date indicated and do not purport to indicate results of operations for any future period.

You should read these unaudited pro forma condensed financial statements in conjunction with the accompanying notes, the financial statements of CamelBak included in this Form 8-K and the consolidated financial statements for the Company, including the notes thereto as previously filed.

Compass Diversified Holdings

Condensed Combined Pro Forma Balance Sheet at June 30, 2011

(unaudited)

(in thousands)
	Compass Diversified Holdings as Reported	CamelBak Acquisition			Pro Forma Combined Compass Diversified Holdings
		CamelBak as Reported	Pro Forma Adjustments

Assets
Current assets:
Cash and cash equivalents	$9,241	$2,613	$(1,755	)(a)	$10,099
Accounts receivable, net	208,151	25,799	—		233,950
Inventories	88,235	26,659	6,741	(b)	121,635
Prepaid expenses and other current assets	28,840	9,669	(7,928	)(b)	30,581

Total current assets	334,467	64,740	(2,942)		396,265
Property, plant and equipment, net	39,633	6,737	2,811	(b)	49,181
Goodwill	319,766	78,295	(63,812	)(b)	334,249
Intangible assets, net	252,487	33,361	159,639	(b)	445,487
Deferred debt issuance costs, net	3,412	3,137	(3,137	)(c)	3,412
Other non-current assets	26,603	326	—		26,929

Total assets	$976,368	$186,596	$92,559		$1,255,523

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$150,845	$18,059	$4,218	(d)	$173,122
Due to related party	3,500	—	—		3,500
Current portion of supplemental put obligation	6,891	—	—		6,891
Current portion, long-term debt	2,000	9,975	(9,975	)(b)	2,000
Current portion of workers’ compensation liability	18,366	—	—		18,366
Other current liabilities	869	60	—		929

Total current liabilities	182,471	28,094	(5,757)		204,808
Supplemental put obligation	42,602	—	—		42,602
Deferred income taxes	75,178	—	—		75,178
Long-term debt	86,000	80,794	112,206	(b),(e)	279,000
Workers’ compensation liability	41,457	—	—		41,457
Other non-current liabilities	1,214	1,348	—		2,562

Total liabilities	428,922	110,236	106,449		645,607

Stockholders’ equity
Trust shares, no par value	638,759	76,360	(56,672	)(b),(f)	658,447
Accumulated deficit	(183,854)	—	(10,786	)(d),(g)	(194,640)
Noncontrolling interest	92,541	—	53,568	(b),(g)	146,109

Total stockholders’ equity	547,446	76,360	(13,890)		609,916

Total liabilities and stockholders’ equity	$976,368	$186,596	$92,559		$1,255,523

Compass Diversified Holdings

Condensed Combined Pro Forma Statement of Operations

for the year ended December 31, 2010

(unaudited)

		CamelBak Acquisition
	Compass Diversified Holdings as Reported	Add: CamelBak as Reported	Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
(in thousands, except per share data)
Net sales	$655,098	$122,214	$—		$777,312
Service revenues	1,002,511	—	—		1,002,511

Total revenues	1,657,609	122,214	—		1,779,823
Cost of sales	447,504	70,224	(108	)(A)	517,620
Cost of services	854,698	—	—		854,698

Gross profit	355,407	51,990	108		407,505

Operating expenses:
Staffing expense	81,250	—	—		81,250
Selling, general and administrative expense	179,154	27,611	(73	)(B)	206,692
Supplemental put expense	32,516	—	—		32,516
Management fees	15,380	890	4,260	(C)	20,530
Amortization expense	29,312	2,145	7,367	(D)	38,824
Impairment expense	38,835	—	—		38,835

Operating income (loss)	(21,040)	21,344	(11,446)		(11,142)

Other income (expense):
Interest income	20	—	—		20
Interest expense	(11,544)	(8,770)	5,867	(E)	(14,447)
Amortization of debt issuance costs	(1,789)	—	—		(1,789)
Other income (expense), net	718	(560)	—		158

Income (loss) before income taxes	(33,635)	12,014	(5,579)		(27,200)
Provision for income taxes	11,135	74	528	(F)	11,737

Net income (loss)	(44,770)	11,940	(6,107)		(38,937)
Net income attributable to noncontrolling interest	3,987	—	90	(G)	4,077

Net income (loss) attributable to Holdings	$(48,757)	$11,940	$(6,197)		$(43,014)

Basic and fully diluted loss per share attributable to Holdings	$(1.19)				$(1.01)

Weighted average number of shares of trust stock outstanding – basic and fully diluted	40,928		1,575	(H)	42,503

Compass Diversified Holdings

Condensed Combined Pro Forma Statement of Operations

for the six months ended June 30, 2011

(unaudited)

		CamelBak Acquisition
	Compass Diversified Holdings as Reported	Add: CamelBak as Reported	Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
(in thousands, except per share data)
Net sales	$349,766	$76,376	$—		$426,142
Service revenues	502,443	—	—		502,443

Total revenues	852,209	76,376	—		928,585
Cost of sales	233,850	45,385	(130	)(A)	279,105
Cost of services	434,506	—	—		434,506

Gross profit	183,853	30,991	130		214,974

Operating expenses:
Staffing expense	43,720	—	—		43,720
Selling, general and administrative expense	91,164	15,460	(88	)(B)	106,536
Supplemental put expense	4,895	—	—		4,895
Management fees	7,778	545	2,030	(C)	10,353
Amortization expense	15,391	430	4,126	(D)	19,947
Impairment expense	7,700	—	—		7,700

Operating income (loss)	13,205	14,556	(5,938)		21,823

Other income (expense):
Interest income	2	—	—		2
Interest expense	(4,879)	(3,618)	2,167	(E)	(6,330)
Amortization of debt issuance costs	(1,001)	—	—		(1,001)
Other income, net	591	(241)	—		350

Income (loss) before income taxes	7,918	10,697	(3,771)		14,844
Provision for income taxes	6,219	74	1,710	(F)	8,003

Net income (loss)	1,699	10,623	(5,481)		6,841
Net income attributable to noncontrolling interest	2,295	—	268	(G)	2,563

Net income (loss) attributable to Holdings	$(596)	$10,623	$(5,749)		$4,278

Basic and fully diluted income (loss) per share attributable to Holdings	$(0.01)				$0.09

Weighted average number of shares of trust stock outstanding – basic and fully diluted	46,725		1,575	(H)	48,300

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

Pro forma information is intended to reflect the impact of the acquisition of CamelBak on the Company’s historical financial position and results of operations through adjustments that are directly attributable to the transaction, that are factually supportable and, with respect to the pro forma statements of operations that are expected to have a continuing impact.

This information in Note 1 provides a description of each of the pro forma adjustments from each line item in the pro forma condensed combined financial statements together with information explaining how the adjustments were derived or calculated. The information in Note 2 provides a description of the adjustments to fair value and how the adjustments were determined. All amounts are in thousands of dollars ($000).

Note 1. Pro Forma Adjustments

Balance Sheet

The following adjustments correspond to those included in the unaudited condensed combined pro forma balance sheet as of June 30, 2011:

(a)	Represents cash on hand used by the Company to fund a portion of the purchase price of CamelBak.

(b)	The following reflects the adjustments necessary to reflect: (i) the preliminary purchase price allocation (ii) CamelBak’s assets acquired and liabilities assumed; (iii) redemption of historical CamelBak indebtedness; (iv) elimination of historical CamelBak shareholders’ equity; and (v) assignment of noncontrolling shareholder interest derived from the equity value contributed by noncontrolling shareholders.

June 30, 2011
Inventory	$6,741
Prepaid expenses and other current assets	(7,928)
Property, plant and equipment	2,811
Goodwill	(63,812)
Intangible assets	159,639
Current portion of long-term debt	9,975
Long-term debt	80,794
Establishment of noncontrolling interest	(47,000)
Elimination of historical shareholders’ equity	76,360

Cash used to fund the acquisition	$217,580

(c)	Represents the elimination of CamelBak’s historical deferred debt issuance costs.

(d)	Represents the acquisition costs incurred in connection with the acquisition. These have been accrued on the balance sheet at June 30, 2011 in Accounts payable and accrued expenses and also included in Accumulated deficit. These acquisition expenses have not been reflected on either statement of operations included in this Current Report on Form 8-K.

(e)	In addition to the $80,794 of historical CamelBak long-term debt redeemed noted in (b) above, this adjustment also includes $193,000 of Revolver borrowings used to fund a portion of the CamelBak acquisition.

(f)	In addition to the $76,360 of historical CamelBak shareholders’ equity eliminated noted in (b) above, this adjustment includes a $19,688 increase in shareholders’ equity in connection with the issuance of 1,575,000 Trust shares at $12.50, which proceeds were used to fund a portion of the CamelBak acquisition.

(g)	In addition to the $47,000 establishment of noncontrolling interest noted in (b) above, this adjustment includes a $6,528 increase in noncontrolling interest in connection with the recognition of the noncontrolling shareholders’ beneficial conversion feature on the CamelBak preferred stock issued in connection with the acquisition. This $6,528 adjustment was also reflected in Accumulated deficit.

Statements of Operations

The following adjustments correspond to those included in the unaudited condensed combined pro forma statements of operations for all periods presented:

(A)	To record the adjustment to depreciation expense included in costs of sales for the revised property, plant and equipment amount associated with the preliminary allocation of the purchase price. The adjustment is as follows:

	For the year	For the six months
	ended	ended
	December 31, 2010	June 30, 2011
Historical depreciation expense	$(1,583)	$(868)
Revised depreciation expense	1,475	738

	$(108)	$(130)

(B)	To record the adjustment to depreciation expense included in selling, general and administrative expense for the revised property, plant and equipment value associated with the preliminary allocation of the purchase price. The adjustment is as follows:

	For the year	For the six months
	ended	ended
	December 31, 2010	June 30, 2011
Historical depreciation expense	$(1,056)	$(579)
Revised depreciation expense	983	491

	$(73)	$(88)

(C)	To record the termination of the management fee paid to the prior manager of CamelBak and record the annual management fee payable to Compass Group Management (our Manager) calculated as 2% of CamelBak’s adjusted net assets.

	For the year	For the six months
	ended	ended
	December 31, 2010	June 30, 2011
Historical management fee	$(890)	$(545)
Revised management fee	5,150	2,575

	$4,260	$2,030

(D)	To record the adjustment to amortization expense for the revised intangible assets associated with the preliminary allocation of the purchase price. See Note 2 for detail on intangible assets acquired.

	For the year ended December 31, 2010	For the six months ended June 30, 2011
Historical amortization expense	$(2,145)	$(430)
Revised amortization expense	9,512	4,556

	$7,367	$4,126

(E)	To record the reversal of historical CamelBak interest expense and record the interest expense associated with the $193,000 of revolver borrowings used to partially fund the acquisition, offset by lower commitment fees (unused fees). The annual interest rate assumed was 2.75%.

	For the year ended December 31, 2010	For the six months ended June 30, 2011
Historical interest expense	$8,770	$3,618
Revised interest expense	(2,903)	(1,451)

	$5,867	$2,167

(F)	To record the income tax expense on pro forma net income applicable to CamelBak due to the change in structure from a limited liability company to a corporation. The tax rate assumed was 40%.

	For the year ended December 31, 2010	For the six months ended June 30, 2011
Historical provision for income taxes	$(74)	$(74)
Revised provision for income taxes	602	1,784

	$528	$1,710

(G)	To record noncontrolling interest in net income of CamelBak by applying the noncontrolling ownership percentage of 10%.

(H)	Represents the additional Trust shares issued by the Company at $12.50 per share in connection with the partial funding of the acquisition. The shares are considered outstanding for all days in each period presented.

Note 2. Allocation and valuation assumptions

The investment of $211,555 at June 30, 2011 was assigned to assets of $273,550, current liabilities of $13,438 consisting of the historical carrying values for accounts payable and accrued expenses, other liabilities of $146,742 primarily consisting of loans to CamelBak, and $47,000 to noncontrolling interest. The asset allocation represents $26,675 of current assets valued at their historical carrying values, inventory of $33,400 valued at fair value including a step-up to finished goods, property, plant and equipment of $9,548 valued through a preliminary purchase asset appraisal, $193,000 of intangible assets and $14,483 of goodwill representing the excess of the purchase price over identifiable assets.

The following are the intangible assets acquired and the related estimated useful lives:

Intangible assets	Amount	Useful Lives
Customer relationships	$79,000	15
Technology	23,000	6 to 11
Non-compete agreements	1,200	1 to 2
Patents	1,400	9
Trade names, not subject to amortization	88,400

	$193,000

The customer relationships intangible assets were valued at $79,000 using an excess earnings methodology, in which an asset is valuable to the extent it enables its owners to earn a return in excess of the required returns on and of the other assets utilized in the business. Customer relationships included two separate assets valued at $49,800 for the recreational business and $29,200 for the military business. The recreational customer relationship asset utilized a risk-adjusted discount rate of 13.5% and the military customer relationship asset utilized a risk-adjusted discount rate of 13.0%.

The technology intangible assets were valued at $23,000 using a royalty savings methodology, in which an asset is valuable to the extent that the ownership of the asset relieves the company from the obligation of paying royalties for the benefits generated by the asset. Technology included three separate assets valued at $13,500, $8,700 and $800 and the key assumptions in these analyses were royalty rates equal to 3.0% of sales, 1.5% of sales and 0.5% of sales, respectively. All three assets utilized risk-adjusted discount rates of 13.0%.

The non-compete agreements relate to two CamelBak executives of $800 and $400.

The patent intangible assets were valued at $1,400 using a royalty savings methodology, in which an asset is valuable to the extent that the ownership of the asset relieves the company from the obligation of paying royalties for the benefits generated by the asset. The key assumptions in this analysis were a royalty rate of 0.5% of sales, a royalty sales base equal to 100% of CamelBak’s recreational and military packs revenue, and a risk-adjusted discount rate of 13.0%.

The trade name intangible asset was valued at $88,400 using a royalty savings methodology, in which an asset is valuable to the extent that the ownership of the asset relieves the company from the obligation of paying royalties for the benefits generated by the asset. The key assumptions in this analysis were a royalty rate of 7.5% of sales, a royalty sales base equal to 100% of CamelBak’s total revenue and a risk-adjusted discount rate of 12.5%.